CUSIP NO. 762567105	SCHEDULE 13D	Page 24 of 24

Exhibit D

AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

VENROCK ASSOCIATES

by a General Partner

VENROCK ASSOCIATES III, L.P.,

by its General Partner, Venrock

Management III LLC

VENROCK ENTREPRENEURS FUND III, L.P.

by its General Partner, VEF

Management III LLC

By:	/s/ Michael C. Brooks
Name: Michael C. Brooks Title: As a General Partner or Member